UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2026

EAGLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7500 Old Georgetown Road, 15th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On June 29, 2026, the Board of Directors (the “Board”) of Eagle Bancorp, Inc. (the “Company”), upon the recommendation of the Governance and Nominating Committee of the Board, appointed Stephen R. Curley to the boards of the Company and the Company’s wholly owned subsidiary EagleBank (the “Bank”), effective July 6, 2026. Mr. Curley’s appointment to the boards is in connection with his previously announced position as President and Chief Executive Officer of the Company and the Bank, also effective July 6. Mr. Curley’s committee assignments will be determined at a later date.
Mr. Curley will not receive any additional compensation for his service on the Board.
Other than as described above and previously disclosed, there are no arrangements between Mr. Curley and any other persons pursuant to which Mr. Curley was selected as director. There are no related party transactions between the Company or the Bank and Mr. Curley that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Item 9.01. Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC.

Date: July 6, 2026	By:	/s/ Eric R. Newell
Eric R. Newell
Executive Vice President, Chief Financial Officer